Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of The Williams Companies, Inc., of our report dated January 17, 2010, with respect to the combined financial statements of the Contributed Entities, included in Exhibit 99.2 in this Current Report (Form 8-K) of The Williams Companies, Inc., dated January 19, 2010, filed with the Securities and Exchange Commission:
     Form S-3:
          Registration Statement Nos. 333-29185, 333-106504, 333-134293, and 333-159559
     Form S-4:
          Registration Statement No. 333-159558
     Form S-8:
          Registration No. 33-58671 — The Williams Companies, Inc. Stock Plan for Nonofficer Employees
          Registration No. 333-03957 — The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors
          Registration No. 333-11151 — The Williams Companies, Inc. 1996 Stock Plan
          Registration No. 333-40721 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
          Registration No. 333-51994 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
          Registration No. 333-85542 — The Williams Investment Plus Plan
          Registration No. 333-85546 — The Williams Companies, Inc. 2002 Incentive Plan
          Registration No. 333-142985 — The Williams Companies, Inc. Employee Stock Purchase Plan
/s/ Ernst & Young LLP
Tulsa, Oklahoma
January 17, 2010